FORM OF AMENDED AND RESTATED EXHIBIT A
                             DATED AUGUST 26, 2010
                      TO THE EXPENSE LIMITATION AGREEMENT
                             DATED NOVEMBER 1, 2007




Fund Name                          Expense Limitation      Termination Date

---------------------------------- ------------------      ----------------
Wilmington Large-Cap Strategy Fund           0.25%         November 1, 2011

Wilmington Small-Cap Strategy Fund           0.25%         November 1, 2011

Wilmington Aggressive Asset                  0.50%         November 1, 2015

Allocation Fund

Wilmington Conservative Asset                0.50%         November 1, 2015

Allocation Fund




                                                       WT MUTUAL FUND

                                                       By:______________________
                                                       Name:

                                                       Title:


                                                       RODNEY SQUARE MANAGEMENT
                                                       CORPORATION

                                                       By: _____________________
                                                       Name:
                                                       Title: